SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

             Current Report Pursuant to Section 13 or 15 (d) of
                     The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported ): August 27, 1996

                        ALLIANCE ENTERTAINMENT CORP.
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             (Exact name of registrant as specified in its charter)


Delaware                       1-13054                             13-3645913
- ----- -------------------------------------------------------------------------
(State or other              (Commission                       (I.R.S. Employer
jurisdiction of               File Number)                   Identification No.)
incorporation)

                   110 East 59th Street, New York, New York           10022
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                   (Address of principal executive offices)         (Zip Code)



         Registrant's telephone number, including area code:(212) 935-6662

                           Exhibit index on page 4.














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Item 5.     Other Events

On August 27, 1996, Alliance Entertainment Corp. (the "Company") consummated its previously announced acquisition of Red Ant L.L.C., a Delaware limited liability company pursuant to the Stock Acquisition and Merger Agreement (the "Agreement") among Alvin N. Teller ("Teller"), Wasserstein & Co., Inc. ("WCI"), the Company and other parties thereto. The Company acquired all the outstanding units of, Red Ant L.L.C. from WCI and Teller in exchange for (i) 760,823 shares of the Company's common stock (the "Common Stock") issued to Teller and 5,957,928 shares of common stock issued to WCI and its affiliates and (ii) the right for each of Teller and WCI and its affiliates to receive additional shares of Common Stock contingent upon the market price of the Common Stock achieving defined target prices or certain specified events. Pursuant to the Agreement, Teller became Co-Chairman, President and Chief Executive Officer of the Company and all of its subsidiaries.

In connection with consummation of the transactions pursuant to the Agreement, Messrs. Friedman, Goldin, Kaufmann and Rothschild resigned as members of the Board of Directors of the Company, and the following persons were appointed as members of the Board: Mr. Teller, W. Towsend Ziebold, Randy Weisenberger (Messrs. Ziebold and Weisenberger were appointed as designees of WCI) and David Brant (Mr. Brant is a designee of BT Capital Partners L.P.).

Item 7.      Financial Statements and Exhibits

             (c)         Exhibits

                         Exhibit 99        Press Release dated August 27, 1996



















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                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ALLIANCE ENTERTAINMENT CORP.


                                     By: /s/ Timothy Dahltorp
                                     ---------------------------------------
                                      Name:     Timothy Dahltorp
                                      Title:    Executive Vice President,
                                                Chief Financial Officer and
                                                Treasurer


Date: August 27, 1996




















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                                 EXHIBIT INDEX



Exhibit 99                  Press Release dated August 27, 1996.

































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